UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

EMTA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7430 E. Butherus, Suite C, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	480-222-6222

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement.

On January 5, 2007, EMTA Holdings, Inc. (the “Company”) entered into an agreement with Sandra Dyson (the “Seller”) for the purchase from the Seller of all of the issued and outstanding stock of Dyson Properties, Inc. (“Dyson”), which sells its products under the names Synergyn Racing, Synergyn Performance and Synergyn Lubricants. Under the terms of the agreement, the Company assumed control of Dyson’s business effective as of January 1, 2007. Completion of the transaction is scheduled to take place on February 28, 2007 (the “Closing Date”).

The aggregate purchase price is $2,100,000, to be paid in cash and stock as follows:

The initial payment of $100,000 was made on January 9, 2007. An additional $50,000 will be paid on the Closing Date. The balance of $474,000 will be paid six months after the Closing Date. In addition, on the Closing Date, the Company will issue a number of shares of common stock valued at $1,476,000 based on the weighted average trading price of the Common Stock during the five trading days prior to the Closing Date. In addition, the Seller will be entitled to a royalty for all sales of the Synergyn products for five years at a rate of $0.10 per gallon or $0.10 per pound as the case may be, paid quarterly.

Dyson’s assets include 5.8 acres of industrial land, 58,000 square feet of industrial and office space and storage and blending and bottling equipment.

The Synergyn line established in 1992 compliments the Company’s Xentx line and provides the Company with manufacturing and distribution capabilities at Dyson’s Synergyn plant in Durant, Oklahoma. The Synergyn products are blended for use in the newest NASCAR and NHRA racing engines as well as for personal cars and small trucks. Synergyn also supplies lubrication technologies to commercial, industrial and farming use. They offer 37 products including oils, oil treatments, fuel supplements, grease and gear lubricants, hydraulic fluids and transmission and tractor fluids. The Company’s products under the name Xentx and Clean Boost are marketed primarily to the retail and over the road trucking markets.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, audited financial statements of the Dyson Properties, Inc. will be filed not later than 75 days following the completion of the acquisition as required under the applicable rules.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial statements of the Registrant giving effect to the acquisition of Dyson Properties, Inc. will be filed not later than 75 days following the completion of the acquisition as required under the applicable rules.

Exhibit Index

2.1	Purchase and Sale Agreement dated as of January 5, 2007 between Dyson Properties, Inc. and ATME Acquisitions, Inc., and wholly owned subsidiary of EMTA Holdings, Inc.

99.1	Press release reporting the transaction reported in Item 1.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 10, 2007	EMTA Holdings, Inc.

	By:	/s/ Edmond L. Lonergan
Edmond L. Lonergan
President - Chief Executive Officer

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